UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 8, 2013 (November 4, 2013)

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CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

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Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 West Airport Freeway Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    As of November 4, 2013, Scott McDaniel, the Executive Vice President, Chief Marketing Officer of CEC Entertainment, Inc. (the “Company”) is no longer employed by the Company.
(e)    In connection with Mr. McDaniel’s departure from the Company, the Company anticipates that it will enter into a letter agreement (the “Agreement”) with Mr. McDaniel, pursuant to which he would receive a payment of $243,750, an amount equal to thirty-nine weeks of Mr. McDaniel’s current salary, less applicable withholdings and deductions. If Mr. McDaniel is not employed full-time at the end of the thirty-nine-week period, the Company will pay Mr. McDaniel an additional $81,250, an amount equal to thirteen weeks of Mr. McDaniel’s current salary. Pursuant to the terms and conditions of the Agreement, the Company will also reimburse Mr. McDaniel an amount up to $5,000 for outplacement services and will continue his current health insurance coverage until the earlier of (i) the end of the thirty-nine-week period and (ii) his employment in another full-time position. The Agreement contains a customary release of claims by Mr. McDaniel, as well as confidentiality, cooperation and non-solicitation obligations.

The foregoing is a brief description of the material terms and conditions of the Agreement and the amounts payable thereunder. It does not purport to be complete.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: November 8, 2013	By:	/s/ Jay Young
Jay Young
Senior Vice President and General Counsel